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                                                                     EXHIBIT 3.1

                     FORM OF COMMON STOCK PURCHASE AGREEMENT

                                BBMF CORPORATION
                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 27, 2004, by and between BBMF Corporation, a Nevada corporation (the "Company"), and Atlus Co. Ltd., a company organized under the laws of Japan (the "Purchaser").

                                    RECITALS

         A. The Purchaser and the Company desire to specify the terms and conditions of Purchaser's equity participation in the Company.

                  THE PARTIES AGREE AS FOLLOWS:

1. ISSUANCE OF SHARES; PURCHASE PRICE. The Purchaser hereby purchases and the Company hereby sells 1,600,000 shares of the Company common stock (the "Shares") at a purchase price consisting of US$3.50 per share, or US$5,600,000 in the aggregate, payable in cash.

2. RESTRICTIONS ON RESALE OF SHARES.

         2.1 LEGENDS. The Purchaser understands and acknowledges that the Shares are not registered under the Securities Act of 1933 (the "Act"), and that under the Act and other applicable laws the Purchaser may be required to hold such Shares for an indefinite period of time or until an exemption from such registration is available. Each stock certificate representing Shares shall bear the following legends:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT

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         ENTERED INTO BY THE HOLDER OF SUCH SECURITIES PURSUANT TO WHICH SUCH
         SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF PRIOR TO SEPTEMBER ___, 2005, WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AGREEMENT. STOP TRANSFER INSTRUCTIONS CONSISTENT WITH THE LOCK-UP AGREEMENT HAVE BEEN ISSUED TO THE ISSUER'S TRANSFER AGENT. A COPY OF THE LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

         2.2 LOCK-UP. The Purchaser agrees that it will not on or before one year from the date that the Common Shares are issued to the Purchaser (the "Lock-up Period") directly sell, or indirectly sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of the Shares without the prior written consent of the Company. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such one year Lock-up Period.

3. REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE PURCHASER. The Purchaser hereby represents, warrants, acknowledges and agrees that:

         3.1 AUTHORIZATION. When executed and delivered by Purchaser, and assuming execution and delivery by the Company, the Agreement will constitute a valid obligation of the Purchaser, enforceable in accordance with its terms.

         3.2 INVESTMENT. The Purchaser is acquiring the Shares for the Purchaser's own account, and not directly or indirectly for the account of any other person. The Purchaser is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable U.S. state law regulating securities.

         3.3 ACCESS TO INFORMATION. The Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Purchaser has had access to such financial and other information as is necessary in order for the Purchaser to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Purchaser has had access.


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         3.4 PRE-EXISTING RELATIONSHIP. The Purchaser further represents and warrants that it has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect its own interests in connection with the purchase of the Shares.

         3.5 SPECULATIVE INVESTMENT. The Purchaser's investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Purchaser's risk capital means and is not so great in relation to the Purchaser's total financial resources as would jeopardize the personal financial situation of the Purchaser in the event such investment were lost in whole or in part.

         3.6 UNREGISTERED SECURITIES.

              (a) The Purchaser must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company's common stock, (ii) adequate information as to the Company's financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

              (b) Transfer of the Shares has not been registered or qualified under any applicable U.S. state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

         3.7 ACCREDITED INVESTOR. The Purchaser presently qualifies as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Act.


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         3.8 BROKERS AND FINDERS. The Purchaser has not retained any investment banker, broker, or finder in connection with the transactions contemplated in this Agreement.

4. TAX ADVICE. The Purchaser acknowledges that the Purchaser has not relied and will not rely upon the Company with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. The Purchaser assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

5. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five (5) days after mailing if mailed in the official mails of the jurisdiction of mailing, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

       To the Company at:          Room 4302, 43rd Floor
                                   China Resources Building
                                   26 Harbour Road
                                   Wan Chai, Hong Kong SAR


       To the Purchaser at:        The address listed after his or her signature


6. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of the Purchaser; provided, however, that the Purchaser may not assign any rights or obligations under this Agreement. The Company's rights under this Agreement shall be freely assignable.

7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed entirely within the State of Nevada by residents of the State of Nevada.

8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties pertaining to the Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

9. GOVERNING LANGUAGE. This Agreement is written in the English language, and the English language version of this Agreement shall govern and control. The Japanese language version of this Agreement is for reference only.

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IN WITNESS WHEREOF, the parties hereto have executed the Common Stock Purchase
Agreement in 3 copies executed by their duly authorized representatives as of the date first above written.

                             BBMF CORPORATION


                             By:
                                ------------------------------------------------

                             Title:
                                   ---------------------------------------------



                             ATLUS CO. LTD.

                             By:
                                ------------------------------------------------

                             Title:
                                   ---------------------------------------------

                             Address:  4-8 Kagurazaka
                                       Shinjuku-Ku
                                       Tokyo, 162-0825 Japan